Exhibit 99.1
GoHealth Reports Third Quarter 2024 Results
CHICAGO, November 7, 2024 — GoHealth, Inc. (NASDAQ: GOCO) (“GoHealth” or the “Company”), a leading health insurance marketplace and Medicare-focused digital health company, today announced financial results for the three and nine months ended September 30, 2024.

Third Quarter Highlights
•Third quarter 2024 net revenues of $118.3 million, a $13.7 million decrease compared to $132.0 million in the prior year period.
•Third quarter 2024 Submissions were 166,195, a 2.9% increase compared to 161,550 Submissions in the prior year period, with strong contributions from GoHealth’s internal captive agents, partially offset by a decline in Submissions from the external GoPartner Solutions (“GPS”) agents.
•Third quarter 2024 net income of $15.4 million, an improvement of $71.6 million compared to a net loss of $56.2 million in the prior year period.
•Third quarter 2024 Adjusted EBITDA(1) of negative $12.1 million, a decrease of $0.6 million compared to negative $11.5 million in the prior year period.
•Third quarter 2024 trailing twelve months (“TTM”) positive cash flow from operations of $35.1 million, an increase of $38.3 million compared to TTM negative cash flow from operations of $3.2 million in the prior year period.
•Refinanced Credit Facility, establishing new five-year term with new lender group.
•Completed the strategic acquisition of e-TeleQuote Insurance, Inc. (“e-TeleQuote”), adding approximately $90.5 million in contract assets and $22.5 million in cash (inclusive of the Company’s initial $5.0 million investment), and recording a $77.4 million gain on bargain purchase, reinforcing GoHealth’s aspirations to expand its market leadership and operational capacity.
•Achieved an 11.0% improvement in Direct Operating Cost per Submission(2) in the third quarter of 2024 compared to the prior year period, through advancements in artificial intelligence (“AI”), automation, and marketing efficiencies, along with targeted operational improvements.
•Appointed Brendan Shanahan as Chief Financial Officer, who brings over 30 years of healthcare and financial strategy expertise to GoHealth.

“Our third-quarter results underscore the strength of our ongoing transformation into a Medicare engagement company. We’ve helped over 650,000 consumers navigate Medicare options through tools like PlanFit CheckUp, and with the addition of e-TeleQuote’s 400 agents, we’re prepared to efficiently serve the demand surge we are seeing in this year’s Medicare Annual Enrollment Period (“AEP”). We believe these developments reinforce GoHealth’s leadership in the eBroker space, positioning us for sustained growth and profitability,” said Vijay Kotte, CEO of GoHealth.

“The acquisition of e-TeleQuote not only added $90.5 million in contract assets and $22.5 million in cash (inclusive of our initial $5.0 million investment), but also provided a substantial gain on bargain purchase of $77.4 million, boosting our financial position,” Kotte continued. “This strategic move expanded our agent capacity ahead of a pivotal AEP, which we believe will enable us to capitalize on market demand. As the competitive landscape shifts, GoHealth aims to stand out, ready to support the millions of consumers facing benefit reductions or coverage losses.”

“GoHealth’s third-quarter results reflect disciplined cost management, as we reduced our Direct Operating Cost per Submission(2) by 11.0%, despite broader market challenges. These efficiency gains and a focus on high-quality lead generation underscore our commitment to driving profitable growth, especially as we progress through AEP,” said Brendan Shanahan, CFO of GoHealth. “With over $77 million gained through the e-TeleQuote acquisition, we believe we’re positioned with the liquidity and flexibility needed to drive long-term value, even as we expand our agent base during this critical AEP.”

“This AEP, we’re seeing unprecedented disruption, with over two million consumers losing coverage and more than six million experiencing reduced benefits. We believe GoHealth’s investments in AI-driven technology, an expanded agent network, and our focus on consumer engagement uniquely position us to lead through these market changes, delivering both growth and improved customer experience,” said Kotte.

(1)Adjusted EBITDA is a non-GAAP measure. For a definition of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure, please see below.
(2)Direct Operating Cost per Submission is an operating metric. For a definition of Direct Operating Cost per Submission and an explanation of its calculation, please see below.

Conference Call Details

The Company will host a conference call today, Thursday, November 7, 2024 at 8:00 a.m. (ET) to discuss its financial results. A live audio webcast of the conference call will be available via GoHealth's Investor Relations website, https://investors.gohealth.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call.

About GoHealth, Inc.

GoHealth is a leading health insurance marketplace and Medicare-focused digital health company whose purpose is to compassionately ensure consumers’ peace of mind when making healthcare decisions so they can focus on living life. For many of these consumers, enrolling in a health insurance plan is confusing and difficult, and seemingly small differences between health plans may lead to significant out-of-pocket costs or lack of access to critical providers and medicines. GoHealth’s proprietary technology platform leverages modern machine-learning algorithms, powered by over two decades of insurance purchasing behavior, to reimagine the process of matching a health plan to a consumer’s specific needs. Its unbiased, technology-driven marketplace coupled with highly skilled licensed agents has facilitated the enrollment of millions of consumers in Medicare plans since GoHealth’s inception. For more information, visit https://www.gohealth.com.

Investor Relations:
John Shave
JShave@gohealth.com

Media Relations:
Pressinquiries@gohealth.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are made in reliance upon the safe harbor provision of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding our expected growth, future capital expenditures, debt service obligations, adoption and use of artificial intelligence technologies, the impact on our business from the acquisition of e-TeleQuote Insurance, Inc. (“e-TeleQuote”) and our ability to successfully integrate e-TeleQuote’s operations, technologies and employees into our business, are forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “aims,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “likely,” “future” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions, projections and other statements about future events that are based on current expectations and assumptions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

These forward-looking statements speak only as of the date of this press release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described in the sections titled “Summary Risk Factors,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (“2023 Annual Report on Form 10-K”) and in our other filings with the Securities and Exchange Commission. The factors described in our 2023 Annual Report on Form 10-K should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release, as well as the cautionary statements and other risk factors set forth in the Quarterly Report on Form 10-Q for the first fiscal quarter ended March 31, 2024, the Quarterly Report on Form 10-Q for the second fiscal quarter ended June 30, 2024, the forthcoming Quarterly Report on Form 10-Q for the third quarter ended September 30, 2024 and in our other filings with the Securities and Exchange Commission.

You should read this press release and the documents that we reference in this press release completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Non-GAAP Financial Measures

Throughout this press release, we use a number of non-GAAP financial measures. Non-GAAP financial measures are supplemental measures of our performance that are derived from our consolidated financial information, but which are not presented in our Condensed Consolidated Financial Statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). We define these non-GAAP financial measures as follows:

•“Adjusted EBITDA” represents, as applicable for the period, EBITDA as further adjusted for certain items summarized in the table furnished below in this press release.

•“Adjusted EBITDA Margin” refers to Adjusted EBITDA divided by net revenues.

•“EBITDA” represents net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization expense.

We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. Adjusted EBITDA is the primary financial performance measure used by management to evaluate the business and monitor the results of operations, as well as a basis for certain compensation programs sponsored by the Company. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.
The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each of EBITDA, Adjusted EBITDA and Adjusted EBITDA

Margin to its most directly comparable GAAP financial measure are presented in the tables furnished below in this press release. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and may include other expenses, costs and non-routine items.

Key Performance Indicators

In addition to traditional financial metrics, we rely upon certain business and operating metrics to evaluate our business performance and facilitate our operations. The most relevant business and operating metrics are as follows:

•“Direct Operating Cost of Submission” is an operating metric that represents costs directly attributable to Submissions generated during a particular period and excludes costs that are indirect or fixed. Direct Operating Cost of Submission is comprised of the portion of the respective operating expenses for revenue share, marketing and advertising and consumer care and enrollment that are directly related to the Submissions generated in the particular period. Direct Operating Cost of Submission, most recently referred to as “Direct Cost of Submission,” reflects a name change only.

•“Direct Operating Cost per Submission” is an operating metric that represents the average performance of Submissions generated during a particular period. Direct Operating Cost per Submission refers to (x) Direct Operating Cost of Submission for a particular period divided by (y) the number of Submissions generated for such period. Direct Operating Cost per Submission, most recently referred to as “Direct Cost per Submission” reflects a name change only.

•“Sales/Direct Operating Cost of Submission” represents (x) the numerator of Sales per Submission, as defined below, divided by (y) Direct Operating Cost of Submission. Sales/Direct Operating Cost of Submission, most recently referred to as “Sales/Direct Cost of Submission” reflects a name change only.

•“Sales per Submission” is an operating metric that represents the average performance of Submissions generated during a particular period. Sales per Submission measures revenues only from the Submissions generated in the period and excludes items that are unrelated to such Submissions, including any impact of revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods. Sales per Submission equals (x) the sum of (i) agency revenues, comprised of the expected amount of initial commission revenue and any renewal commissions to be paid from the health plan partners on such placement as long as the policyholder remains with the same insurance product, as well as partner marketing and other revenue and (ii) non-agency revenues, comprised of the enrollment and engagement services for which cash is collected in advance or in close proximity to the point in time revenue is recognized, divided by (y) the number of Submissions generated for such period.

•“Submission” refers to either (i) a completed application with our licensed agent that is submitted to the health plan partner and subsequently approved by the health plan partner during the indicated period, excluding applications through our Non-Encompass BPO Services or (ii) a transfer by our agent to the health plan partner through the Encompass operating model during the indicated period.

Direct Operating Cost of Submission, Direct Operating Cost per Submission, Sales/Direct Operating Cost of Submission, Sales per Submission and Submissions are key operating metrics we use to understand our underlying financial performance and trends.

Certain Definitions and Key Terms

As used in this press release, unless the context otherwise requires:

•“LTV” refers to the Lifetime Value of Commissions, which we define as aggregate commissions estimated to be collected over the estimated life of all commissionable Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, health plan partner mix and expected policy persistency with applied constraints.

•“Non-Encompass BPO Services” refer to programs in which GoHealth-employed agents are dedicated to certain health plans and agencies we partner with outside of the Encompass operating model.

The following tables set forth the components of our results of operations for the periods indicated (unaudited):

	Three months ended Sep. 30,
	2024		2023
(in thousands, except percentages and per share amounts)	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues	$118,292	100.0%	$132,037	100.0%	$(13,745)	(10.4)%
Operating expenses:
Revenue share	19,683	16.6%	35,992	27.3%	(16,309)	(45.3)%
Marketing and advertising	45,270	38.3%	39,416	29.9%	5,854	14.9%
Consumer care and enrollment	45,556	38.5%	46,472	35.2%	(916)	(2.0)%
Technology	9,801	8.3%	11,652	8.8%	(1,851)	(15.9)%
General and administrative	17,140	14.5%	12,967	9.8%	4,173	32.2%
Amortization of intangible assets	23,514	19.9%	23,514	17.8%	—	—%
Total operating expenses	160,964	136.1%	170,013	128.8%	(9,049)	(5.3)%
Income (loss) from operations	(42,672)	(36.1)%	(37,976)	(28.8)%	(4,696)	12.4%
Interest expense	19,086	16.1%	17,565	13.3%	1,521	8.7%
Gain on bargain purchase	(77,363)	(65.4)%	—	—%	(77,363)	NM
Other (income) expense, net	250	0.2%	771	0.6%	(521)	(67.6)%
Income (loss) before income taxes	15,355	13.0%	(56,312)	(42.6)%	71,667	(127.3)%
Income tax (benefit) expense	(11)	—%	(108)	(0.1)%	97	(89.8)%
Net income (loss)	$15,366	13.0%	$(56,204)	(42.6)%	$71,570	(127.3)%
Net income (loss) attributable to non-controlling interests	8,591	7.3%	(32,294)	(24.5)%	40,885	(126.6)%
Net income (loss) attributable to GoHealth, Inc.	$6,775	5.7%	$(23,910)	(18.1)%	$30,685	(128.3)%
Net Income (Loss) Margin	13.0%		(42.6)%
Net income (loss) per share:
Net income (loss) per share of Class A common stock — basic	$0.58		$(2.61)
Net income (loss) per share of Class A common stock — diluted	$0.46		$(2.61)
Weighted-average shares of Class A common stock outstanding — basic	10,077		9,489
Weighted-average shares of Class A common stock outstanding — diluted	14,580		9,489

Non-GAAP financial measures:
EBITDA	$60,860		$(12,482)
Adjusted EBITDA	$(12,106)		$(11,475)
Adjusted EBITDA Margin	(10.2)%		(8.7)%

NM = Not meaningful

	Nine months ended Sep. 30,
	2024		2023
(in thousands, except percentages and per share amounts)	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues	$409,762	100.0%	$457,974	100.0%	$(48,212)	(10.5)%
Operating expenses:
Revenue share	78,376	19.1%	117,876	25.7%	(39,500)	(33.5)%
Marketing and advertising	136,049	33.2%	124,428	27.2%	11,621	9.3%
Consumer care and enrollment	132,731	32.4%	134,035	29.3%	(1,304)	(1.0)%
Technology	28,921	7.1%	31,706	6.9%	(2,785)	(8.8)%
General and administrative	50,457	12.3%	73,440	16.0%	(22,983)	(31.3)%
Amortization of intangible assets	70,542	17.2%	70,543	15.4%	(1)	—%
Operating lease impairment charges	—	—%	2,687	0.6%	(2,687)	(100.0)%
Total operating expenses	497,076	121.3%	554,715	121.1%	(57,639)	(10.4)%
Income (loss) from operations	(87,314)	(21.3)%	(96,741)	(21.1)%	9,427	(9.7)%
Interest expense	55,133	13.5%	51,721	11.3%	3,412	6.6%
Gain on bargain purchase	(77,363)	(18.9)%	—	—%	(77,363)	NM
Other (income) expense, net	332	0.1%	739	0.2%	(407)	(55.1)%
Income (loss) before income taxes	(65,416)	(16.0)%	(149,201)	(32.6)%	83,785	(56.2)%
Income tax (benefit) expense	(122)	—%	(225)	—%	103	(45.8)%
Net income (loss)	$(65,294)	(15.9)%	$(148,976)	(32.5)%	$83,682	(56.2)%
Net income (loss) attributable to non-controlling interests	(36,857)	(9.0)%	(86,945)	(19.0)%	50,088	(57.6)%
Net income (loss) attributable to GoHealth, Inc.	$(28,437)	(6.9)%	$(62,031)	(13.5)%	$33,594	(54.2)%
Net Income (Loss) Margin	(15.9)%		(32.5)%
Net income (loss) per share:
Net income (loss) per share of Class A common stock — basic	$(3.14)		$(7.04)
Net income (loss) per share of Class A common stock — diluted	$(3.14)		$(7.04)
Weighted-average shares of Class A common stock outstanding — basic	9,922		9,194
Weighted-average shares of Class A common stock outstanding — diluted	9,922		9,194

Non-GAAP financial measures:
EBITDA	$68,679		$(18,580)
Adjusted EBITDA	$2,479		$18,091
Adjusted EBITDA Margin	0.6%		4.0%

NM = Not meaningful

The following tables set forth the reconciliations of GAAP net income (loss) to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the periods indicated (unaudited):

	Three months ended Sep. 30,		Nine months ended Sep. 30,
(in thousands)	2024	2023	2024	2023
Net revenues	$118,292	$132,037	$409,762	$457,974
Net income (loss)	15,366	(56,204)	(65,294)	(148,976)
Interest expense	19,086	17,565	55,133	51,721
Income tax expense (benefit)	(11)	(108)	(122)	(225)
Depreciation and amortization expense	26,419	26,265	78,962	78,900
EBITDA	60,860	(12,482)	68,679	(18,580)
Gain on bargain purchase(1)	(77,363)	—	(77,363)	—
Share-based compensation expense (benefit)(2)	2,859	(545)	6,534	16,159
Professional services(3)	818	1,213	818	1,213
Legal fees(4)	654	339	1,331	14,692
Severance costs(5)	66	—	2,480	1,920
Operating lease impairment charges(6)	—	—	—	2,687
Adjusted EBITDA	$(12,106)	$(11,475)	$2,479	$18,091
Net Income (Loss) Margin	13.0%	(42.6)%	(15.9)%	(32.5)%
Adjusted EBITDA Margin	(10.2)%	(8.7)%	0.6%	4.0%

(1)Represents the excess of the acquisition-date fair value of the net assets acquired over the acquisition-date fair value of the consideration transferred related to the acquisition of e-TeleQuote.
(2)Represents non-cash share-based compensation expense (benefit) relating to equity awards as well as share-based compensation expense (benefit) relating to liability classified awards that will be settled in cash.
(3)Represents costs primarily associated with non-recurring consulting fees and other professional services.
(4)Represents legal fees, settlement accruals and other expenses related to certain acquisitions, litigation, Credit Agreement amendments and other non-routine legal or regulatory matters.
(5)Represents severance costs and other fees associated with a reduction in workforce unrelated to restructuring activities.
(6)Represents operating lease impairment charges, reducing the carrying value of the associated right-of-use (“ROU”) assets and leasehold improvements to the estimated fair values.
The table below depicts the disaggregation of revenue and is consistent with how the Company evaluates its financial performance (unaudited):

	Three months ended Sep. 30,		Nine months ended Sep. 30,
(in thousands)	2024	2023	2024	2023
Medicare Revenue
Agency Revenue
Commission Revenue(1)	$77,868	$76,579	$228,154	$261,513
Partner Marketing and Other Revenue	14,408	21,300	47,926	71,619
Total Agency Revenue	92,276	97,879	276,080	333,132
Non-Agency Revenue	24,377	33,510	130,723	106,586
Total Medicare Revenue	116,653	131,389	406,803	439,718
Other Revenue
Non-Encompass BPO Services Revenue	—	—	—	9,322
Other Revenue	1,639	648	2,959	8,934
Total Other Revenue	1,639	648	2,959	18,256
Total Net Revenues	$118,292	$132,037	$409,762	$457,974
(1)Commission revenue excludes commissions generated through the Company’s Non-Encompass BPO Services as well as from the sale of individual and family plan insurance products.

The following table summarizes share-based compensation expense (benefit) by operating function for the periods indicated (unaudited):

	Three months ended Sep. 30,		Nine months ended Sep. 30,
(in thousands)	2024	2023	2024	2023
Marketing and advertising	$75	$149	$203	$378
Customer care and enrollment	189	519	841	1,847
Technology	293	676	780	2,365
General and administrative(1)	2,302	(1,889)	4,710	11,569
Total share-based compensation expense (benefit)	$2,859	$(545)	$6,534	$16,159
(1) For the three and nine months ended September 30, 2024 and 2023, share-based compensation expense (benefit) includes expense (benefit) related to the stock appreciation rights (“SARs”), which are liability classified awards.

The following table sets forth our balance sheets for the periods indicated (unaudited):

(in thousands, except per share amounts)	Sep. 30, 2024	Dec. 31, 2023
Assets
Current assets:
Cash and cash equivalents	$35,527	$90,809
Accounts receivable, net of allowance for doubtful accounts of $2 in 2024 and $27 in 2023	6,862	250
Commissions receivable - current	270,383	336,215
Prepaid expense and other current assets	21,271	49,166
Total current assets	334,043	476,440
Commissions receivable - non-current	627,341	575,482
Operating lease ROU asset	20,449	21,995
Property, equipment, and capitalized software, net	30,418	26,843
Intangible assets, net	326,011	396,554
Other long-term assets	2,891	2,256
Total assets	$1,341,153	$1,499,570
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,285	$17,705
Accrued liabilities	49,475	86,254
Commissions payable - current	80,899	118,732
Short-term operating lease liability	5,541	5,797
Deferred revenue	42,696	52,403
Current portion of long-term debt	65,000	75,000
Other current liabilities	23,075	14,122
Total current liabilities	281,971	370,013
Non-current liabilities:
Commissions payable - non-current	177,023	203,255
Long-term operating lease liability	36,187	39,547
Deferred tax liabilities	24,995	—
Long-term debt, net of current portion	416,332	422,705
Other non-current liabilities	7,363	9,095
Total non-current liabilities	661,900	674,602
Commitments and Contingencies
Series A redeemable convertible preferred stock — $0.0001 par value; 50 shares authorized; 50 shares issued and outstanding as of both September 30, 2024 and December 31, 2023. Liquidation preference of $53.7 million and $50.9 million as of September 30, 2024 and December 31, 2023, respectively.	52,023	49,302
Stockholders’ equity:
Class A common stock – $0.0001 par value; 1,100,000 shares authorized; 10,440 and 9,823 shares issued; 10,121 and 9,651 shares outstanding as of September 30, 2024 and December 31, 2023, respectively.	1	1
Class B common stock – $0.0001 par value; 615,980 and 616,018 shares authorized; 12,775 and 12,814 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively.	1	1
Preferred stock – $0.0001 par value; 20,000 shares authorized (including 50 shares of Series A redeemable convertible preferred stock authorized and 200 shares of Series A-1 convertible preferred stock authorized); 50 shares issued and outstanding as of both September 30, 2024 and December 31, 2023.	—	—
Series A-1 convertible preferred stock— $0.0001 par value; 200 shares authorized; no shares issued and outstanding as of both September 30, 2024 and December 31, 2023.	—	—
Treasury stock – at cost; 319 and 173 shares of Class A common stock as of September 30, 2024 and December 31, 2023, respectively.	(4,124)	(2,640)
Additional paid-in capital	665,020	654,059
Accumulated other comprehensive income (loss)	(141)	(127)
Accumulated deficit	(448,717)	(420,280)
Total stockholders’ equity attributable to GoHealth, Inc.	212,040	231,014
Non-controlling interests	133,219	174,639
Total stockholders’ equity	345,259	405,653
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$1,341,153	$1,499,570

The following table sets forth the net cash provided by (used in) operating activities for the periods presented (unaudited):

Net cash provided by (used in) operating activities	Nine months ended Sep. 30,		Trailing Twelve Months ended Sep. 30,
	2024	2023	2024	2023
	$(36,211)	$37,840	$35,091	$(3,159)

In addition to traditional financial metrics, we rely upon certain business and operating metrics to evaluate our business performance and facilitate our operations. Below are the most relevant business and operating metrics for our single operating and reportable segment.
The following table presents the number of Submissions for the periods presented:

Submissions	Three months ended Sep. 30,
	2024	2023	Change	% Change
	166,195	161,550	4,645	2.9%

	Nine months ended Sep. 30,
	2024	2023	Change	% Change
	534,737	538,032	(3,295)	(0.6)%

The following table presents the Sales per Submission for the periods presented:

Sales Per Submission	Three months ended Sep. 30,
	2024	2023	$ Change	% Change
	$702	$813	$(111)	(13.7)%

	Nine months ended Sep. 30,
	2024	2023	$ Change	% Change
	$761	$817	$(56)	(6.9)%

The following table presents the Direct Operating Cost per Submission for the periods presented:

Direct Operating Cost Per Submission	Three months ended Sep. 30,
	2024	2023	$ Change	% Change
	$663	$745	$(82)	(11.0)%

	Nine months ended Sep. 30,
	2024	2023	$ Change	% Change
	$647	$679	$(32)	(4.7)%

The following are our Direct Operating Cost of Submission (in thousands) and Sales/Direct Operating Cost of Submission for the periods presented:

	Three months ended Sep. 30,		Nine months ended Sep. 30,
	2024	2023	2024	2023
Direct Operating Cost of Submission	$110,245	$120,362	$346,112	$365,612
Sales/Direct Operating Cost of Submission	1.1	1.1	1.2	1.2